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                                                                   EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 25, 1996, except for Note 14 as to which the date is August __, 1997 in the Registration Statement (Form S-1) and related Prospectus of International Manufacturing Services, Inc. for the registration of 5,750,000 shares of its common stock.

Our audits also included the financial statement schedule of International Manufacturing Services, Inc., listed in Item 16b. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects the information set forth therein.





San Jose, California
August 27, 1997


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The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 14 to the Consolidated Financial Statements.



                                        /s/ ERNST & YOUNG LLP


San Jose, California
August 27, 1997